Exhibit 99.01
Valero Energy Corporation Reports Fourth Quarter and Annual Results
SAN ANTONIO, January 27, 2009 — Valero Energy Corporation (NYSE: VLO) today reported fourth quarter 2008 net income of $732 million, or $1.41 per share, excluding a noncash loss from the impairment of goodwill of $4.1 billion, or $4.0 billion after taxes. This compares to fourth quarter 2007 net income of $567 million, or $1.02 per share. Including the goodwill impairment loss, the company reported a fourth quarter 2008 net loss of $3.3 billion, or $6.36 per share. The goodwill impairment loss represents a write-off of the entire balance of the company’s goodwill from the application of impairment testing criteria under existing accounting rules.
The company reported a fourth quarter 2008 operating loss of $2.9 billion. Excluding the goodwill impairment loss, fourth quarter 2008 operating income was $1.2 billion compared to $884 million for the fourth quarter of 2007. The increase in operating income was primarily due to higher margins for distillate products such as diesel and jet fuels, increased margins for secondary products such as asphalt and petroleum coke, and strong retail margins. Also contributing to the increase in operating income was the favorable effect from a year-end LIFO increment of $327 million, or $214 million after taxes. Partially offsetting the increase in operating income were lower gasoline margins and lower overall refinery throughput volumes.
For the year ended December 31, 2008, the company reported a net loss of $1.1 billion, or $2.16 per share. Excluding the goodwill impairment loss, full year 2008 net income was $2.9 billion, or $5.42 per share, which compares to full year 2007 income from continuing operations of $4.6 billion, or $7.72 per share.
“Despite very low gasoline margins in the fourth quarter, we reported solid operating results that showed the competitiveness of our operations,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “Our complex refineries benefited from favorable discounts on feedstocks, and our retail network had a record quarter when its margins improved as crude oil prices declined. Regarding the goodwill write-down, investors should understand that this noncash charge does not affect the cash flow generation from our assets or Valero’s competitive position within the refining industry.”

The company’s fourth quarter 2008 capital spending was $1.1 billion, of which $129 million was for turnaround expenditures. For the full year 2008, capital spending was $3.2 billion, of which $408 million was for turnaround expenditures. The company also used $77 million to maintain dividend payments on its common stock and spent $181 million to purchase 8.4 million shares of its common stock during the fourth quarter. In addition to paying $299 million for dividends in 2008, the company returned $955 million of cash to shareholders by purchasing nearly 23 million shares, or more than 4% of shares outstanding at the beginning of the year.
“Looking at market conditions for the coming year, the sluggish economy is clearly a headwind against demand growth for refined products,” Klesse said. “To help stabilize margins, refiners must continue to use discipline in matching production with demand. At Valero, we are managing our run rates according to market demand. For example, we will shut down the entire Texas City refinery instead of running portions of it during scheduled maintenance this quarter. At our Corpus Christi East Plant, we have shut down the fluid catalytic cracking unit, which primarily produces gasoline. Across our system, the average utilization rate at our fluid catalytic cracking units is currently in the range of 70 percent to 75 percent of capacity.
“In this environment of economic weakness, staying competitive is essential to our investors. Fortunately, we have a strong financial position with ample liquidity and an investment-grade credit rating. We remain focused on prudently executing our growth projects while reducing operating expenses and overhead costs. Considering the uncertain outlook for the economy, we are severely reducing our estimate for full-year 2009 capital spending to $2.7 billion from the previous estimate of $3.5 billion. We are cutting discretionary projects at many of our refineries and delaying other projects, although our safety and regulatory projects remain as planned. Working to grow long-term value for our shareholders, while maintaining a strong balance sheet, remains our top priority.”
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio, with approximately 22,000 employees and 2008 revenues of $119 billion. The company owns and operates 16 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately 3 million barrels per day, making it the largest refiner in North America. Valero is also one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under various brand names including Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007 (1)
STATEMENT OF INCOME DATA:
Operating Revenues (2)	$18,569	$28,671	$119,114	$95,327

Costs and Expenses:
Cost of Sales	15,581	26,015	107,429	81,645
Refining Operating Expenses	1,129	1,061	4,555	4,016
Retail Selling Expenses	189	189	768	750
General and Administrative Expenses	138	164	559	638
Depreciation and Amortization Expense	370	358	1,476	1,360
Gain on Sale of Krotz Springs Refinery (3)	—	—	(305)	—
Goodwill Impairment Loss (4)	4,069	—	4,069	—

Total Costs and Expenses	21,476	27,787	118,551	88,409

Operating Income (Loss)	(2,907)	884	563	6,918

Other Income, Net (5)	42	10	113	167

Interest and Debt Expense:
Incurred	(116)	(119)	(451)	(466)
Capitalized	37	24	111	107

Income (Loss) from Continuing Operations Before Income Tax Expense	(2,944)	799	336	6,726

Income Tax Expense	334	232	1,467	2,161

Income (Loss) from Continuing Operations	(3,278)	567	(1,131)	4,565

Income from Discontinued Operations, Net of Income Taxes (1)	—	—	—	669

Net Income (Loss)	$(3,278)	$567	$(1,131)	$5,234

Earnings (Loss) per Common Share:
Continuing Operations	$(6.36)	$1.04	$(2.16)	$8.08
Discontinued Operations	—	—	—	1.19

Total	$(6.36)	$1.04	$(2.16)	$9.27

Weighted Average Common Shares Outstanding (in millions)	515	545	524	565

Earnings (Loss) per Common Share — Assuming Dilution:
Continuing Operations (6)	$(6.36)	$1.02	$(2.16)	$7.72
Discontinued Operations	—	—	—	1.16

Total	$(6.36)	$1.02	$(2.16)	$8.88

Weighted Average Common Shares Outstanding — Assuming Dilution (in millions) (7)	520	555	531	579

	December 31,
	2008	2007
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$940	$2,464

Total Debt	$6,476	$6,862

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007 (1)
Operating Income (Loss) by Business Segment:
Refining (4)	$(2,919)	$993	$797	$7,355

Retail:
U.S.	140	39	260	154
Canada	23	27	109	95

Total Retail	163	66	369	249

Total Before Corporate	(2,756)	1,059	1,166	7,604
Corporate	(151)	(175)	(603)	(686)

Total	$(2,907)	$884	$563	$6,918

Depreciation and Amortization by Business Segment:
Refining	$329	$320	$1,327	$1,222

Retail:
U.S.	19	17	70	59
Canada	9	10	35	31

Total Retail	28	27	105	90

Total Before Corporate	357	347	1,432	1,312
Corporate	13	11	44	48

Total	$370	$358	$1,476	$1,360

Operating Highlights:
Refining:
Throughput Margin per Barrel	$10.77	$9.20	$10.79	$12.33

Operating Costs per Barrel:
Refining Operating Expenses	$4.66	$4.11	$4.71	$3.93
Depreciation and Amortization	1.36	1.24	1.37	1.20

Total Operating Costs per Barrel	$6.02	$5.35	$6.08	$5.13

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	627	652	592	638
Medium/Light Sour Crude	653	611	673	635
Acidic Sweet Crude	87	71	79	80
Sweet Crude	561	713	606	724
Residuals	183	204	228	247
Other Feedstocks	172	209	149	173

Total Feedstocks	2,283	2,460	2,327	2,497
Blendstocks and Other	350	346	316	301

Total Throughput Volumes	2,633	2,806	2,643	2,798

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,156	1,292	1,187	1,285
Distillates	901	920	915	919
Petrochemicals	63	80	71	82
Other Products (8)	503	504	463	507

Total Yields	2,623	2,796	2,636	2,793

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Refining Operating Highlights by Region (9):
Gulf Coast:
Operating Income (3)	$594	$724	$3,191	$4,505

Throughput Volumes (Mbbls per Day)	1,420	1,550	1,404	1,537

Throughput Margin per Barrel	$10.26	$9.91	$11.57	$12.81

Operating Costs per Barrel:
Refining Operating Expenses	$4.42	$3.72	$4.65	$3.70
Depreciation and Amortization	1.29	1.12	1.30	1.08

Total Operating Costs per Barrel	$5.71	$4.84	$5.95	$4.78

Mid-Continent (1):
Operating Income	$64	$103	$577	$910

Throughput Volumes (Mbbls per Day)	416	436	423	402

Throughput Margin per Barrel	$7.24	$7.84	$9.27	$11.66

Operating Costs per Barrel:
Refining Operating Expenses	$4.30	$4.02	$4.26	$4.13
Depreciation and Amortization	1.28	1.26	1.29	1.33

Total Operating Costs per Barrel	$5.58	$5.28	$5.55	$5.46

Northeast:
Operating Income	$367	$125	$724	$1,084

Throughput Volumes (Mbbls per Day)	525	564	540	570

Throughput Margin per Barrel	$14.42	$8.16	$9.95	$10.46

Operating Costs per Barrel:
Refining Operating Expenses	$5.44	$4.42	$4.88	$3.98
Depreciation and Amortization	1.37	1.32	1.40	1.27

Total Operating Costs per Barrel	$6.81	$5.74	$6.28	$5.25

West Coast:
Operating Income	$125	$41	$374	$856

Throughput Volumes (Mbbls per Day)	272	256	276	289

Throughput Margin per Barrel	$11.75	$9.45	$10.84	$14.41

Operating Costs per Barrel:
Refining Operating Expenses	$4.97	$6.00	$5.37	$4.82
Depreciation and Amortization	1.78	1.72	1.77	1.49

Total Operating Costs per Barrel	$6.75	$7.72	$7.14	$6.31

Operating Income for Regions Above	$1,150	$993	$4,866	$7,355
Goodwill Impairment Loss (4)	(4,069)	—	(4,069)	—

Total Refining Operating Income (Loss)	$(2,919)	$993	$797	$7,355

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Retail — U.S.:
Company-Operated Fuel Sites (Average)	1,010	951	973	957
Fuel Volumes (Gallons per Day per Site)	5,009	4,861	5,000	4,979
Fuel Margin per Gallon	$0.389	$0.172	$0.229	$0.174
Merchandise Sales	$278	$250	$1,097	$1,024
Merchandise Margin (Percentage of Sales)	29.7%	29.4%	29.9%	29.7%
Margin on Miscellaneous Sales	$25	$26	$99	$101
Selling Expenses	$130	$117	$505	$494

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,262	3,243	3,193	3,234
Fuel Margin per Gallon	$0.240	$0.286	$0.268	$0.248
Merchandise Sales	$44	$50	$200	$187
Merchandise Margin (Percentage of Sales)	28.2%	27.1%	28.5%	27.8%
Margin on Miscellaneous Sales	$7	$10	$36	$37
Selling Expenses	$59	$72	$263	$256

Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast, except as Noted):
West Texas Intermediate (WTI) Crude Oil	$58.49	$90.71	$99.56	$72.27
WTI Less Sour Crude Oil (10)	$5.23	$7.81	$5.20	$4.95
WTI Less Mars Crude Oil	$5.32	$8.90	$6.13	$5.61
WTI Less Alaska North Slope (ANS)
Crude Oil (U.S. West Coast)	$2.43	$1.90	$1.22	$0.58
WTI Less Maya Crude Oil	$13.69	$14.99	$15.71	$12.41

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$(3.56)	$3.76	$4.85	$13.78
No. 2 Fuel Oil Less WTI	$15.89	$12.17	$18.35	$11.94
Ultra-Low-Sulfur Diesel Less WTI	$18.71	$15.20	$22.96	$17.76
Propylene Less WTI	$(14.41)	$2.56	$(3.69)	$11.05
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$(1.63)	$5.70	$4.46	$18.02
Low-Sulfur Diesel Less WTI	$21.18	$16.84	$24.12	$21.30
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$(0.35)	$6.03	$3.22	$13.98
No. 2 Fuel Oil Less WTI	$18.35	$13.34	$20.23	$12.96
Lube Oils Less WTI	$119.91	$32.30	$68.79	$48.29
U.S. West Coast:
CARBOB 87 Gasoline Less ANS	$5.75	$13.66	$11.15	$23.80
CARB Diesel Less ANS	$19.08	$20.07	$23.81	$22.66

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)	Effective July 1, 2007, Valero Energy Corporation (Valero) sold its Lima Refinery to Husky Refining Company, a wholly owned subsidiary of Husky Energy Inc. The results of operations of the Lima Refinery prior to its sale are reported as discontinued operations in the Statement of Income Data, and all refining operating highlights, both consolidated and for the Mid-Continent region, presented in this earnings release exclude the Lima Refinery. The sale resulted in a pre-tax gain of $827 million ($426 million after tax), which is included in “Income from Discontinued Operations, Net of Income Taxes” in the Statement of Income for the twelve months ended December 31, 2007.

(2)	Includes excise taxes on sales by Valero’s U.S. retail system of $211 million and $195 million for the three months ended December 31, 2008 and 2007, respectively, and $816 million and $801 million for the twelve months ended December 31, 2008 and 2007, respectively.

(3)	Effective July 1, 2008, Valero sold its Krotz Springs Refinery to Alon Refining Krotz Springs, Inc. (Alon), a subsidiary of Alon USA Energy, Inc. The nature and significance of Valero’s post-closing participation in an offtake agreement with Alon represents a continuation of activities with the Krotz Springs Refinery for accounting purposes, and as such the results of operations related to the Krotz Springs Refinery have not been presented as discontinued operations in the Statement of Income Data for any of the periods presented, and all refining operating highlights, both consolidated and for the Gulf Coast region, presented in this earnings release include the Krotz Springs Refinery for all periods presented. The pre-tax gain of $305 million on the sale of the Krotz Springs Refinery is included in the Gulf Coast operating income for the twelve months ended December 31, 2008.

(4)	Upon applying the goodwill impairment testing criteria under existing accounting rules during the fourth quarter of 2008, Valero determined that the goodwill in all four of its reporting units was impaired, which resulted in a goodwill impairment loss of $4.1 billion in the fourth quarter. Excluding this nonrecurring and noncash charge, earnings per common share assuming dilution for the three months and twelve months ended December 31, 2008 would be $1.41 and $5.42, respectively. This goodwill impairment loss is included in the refining segment operating income but is excluded from the consolidated and regional throughput margins per barrel and the regional operating income amounts presented herein in order to make that information comparable between periods.

(5)	“Other Income, Net” for the twelve months ended December 31, 2007 includes a $91 million pre-tax gain resulting from the repayment of a loan by a foreign subsidiary.

(6)	The calculation of earnings per common share assuming dilution for the twelve months ended December 31, 2007 includes the effect of a $94 million deduction from net income representing cash paid in the third quarter of 2007 in final settlement of an accelerated share repurchase program entered into in the second quarter of 2007.

(7)	Common equivalent shares have been excluded from the computation of diluted earnings per share for the three months and twelve months ended December 31, 2008, as the effect would be antidilutive.

(8)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(9)	The regions reflected herein contain the following refineries: Gulf Coast— Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs (for periods prior to its sale effective July 1, 2008), St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent— McKee, Ardmore, and Memphis Refineries; Northeast— Quebec City, Paulsboro, and Delaware City Refineries; and West Coast— Benicia and Wilmington Refineries.

(10)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.